EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 33301048) and the Prospectus contained therein of (a) our report dated October 9, 1997 appearing on page 18 of Greg Manning Auctions, Inc.'s Annual Report on Form 10-KSB for the year ended June 30, 1997; and (b) our report dated September 23, 1998 appearing on page 17 of Greg Manning Auctions, Inc.'s Annual Report on Form 10-KSB for the year ended June 30, 1998.



AMPER, POLITZINER & MATTIA P.A.
November 11, 1998